As filed with the Securities and Exchange Commission on June 2, 2016

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Park Hotels & Resorts Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-2058176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7930 Jones Branch Drive, Suite 1100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 883-1000

With copies to:

Joshua Ford Bonnie Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Kristin A. Campbell Executive Vice President and General Counsel Hilton Worldwide Holdings Inc. 7930 Jones Branch Drive Suite 1100 McLean, Virginia 22102 (703) 883-1000	Sean M. Dell’Orto Senior Vice President and Treasurer Park Hotels & Resorts Inc. 7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 (703) 883-1000	J. Warren Gorrell, Jr. Stuart A. Barr Hogan Lovells US LLP 555 Thirteenth Street, NW Washington, DC 20004 (202) 637-5600

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Unaudited Pro Forma Combined Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Management,” “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” of the information statement filed as Exhibit 99.1 to this Form 10 (the “information statement”). Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary—Summary Historical and Unaudited Pro Forma Combined Consolidated Financial Data,” “Capitalization,” “Selected Historical Combined Consolidated Financial Data,” “Unaudited Pro Forma Combined Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the sections “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties” of the information statement. Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the sections “Management” and “Executive and Director Compensation” of the information statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business and Properties—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Distribution Policy,” “Executive and Director Compensation” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

Not applicable.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Related to Ownership of Our Common Stock,” “Distribution Policy” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions—Indemnification Agreements” and “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” of the information statement. Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Combined Consolidated Financial Data,” “Unaudited Pro Forma Combined Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the statements referenced therein of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1	Form of Distribution Agreement among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated By-laws*
10.1	Form of Employee Matters Agreement among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.*
10.2	Form of Tax Matters Agreement among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.*
10.3	Form of Transition Services Agreement between Hilton Worldwide Holdings Inc. and Park Hotels & Resorts Inc.*
10.4	Form of Park Hotels & Resorts Inc. 2016 Omnibus Incentive Plan*
10.5	Form of Indemnification Agreement to be entered into between Park Hotels & Resorts Inc. and each of its directors and executive officers*
10.6	Form of Registration Rights Agreement among Park Hotels & Resorts Inc. and certain of its stockholders*
10.7	Loan Agreement, dated as of October 25, 2013, among the subsidiaries party thereto, collectively, as borrower and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).
10.8	Guaranty Agreement, dated as of October 25, 2013, among the guarantors named therein and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).
10.9	Form of Credit Agreement*
10.10	Employment Agreement dated April 26, 2016, between Park Hotels & Resorts Inc. and Thomas J. Baltimore Jr.*
21.1	Subsidiaries of Park Hotels & Resorts Inc.*
99.1	Preliminary Information Statement, dated June 2, 2016
99.2	Section 13(r) Disclosure*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Park Hotels & Resorts Inc.

By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Senior Vice President and Treasurer

Date: June 2, 2016